UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 30, 2009

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33008 (Commission File Number)	98-0221142 (IRS Employer Identification #)
Plaza America Tower I 11700 Plaza America Drive, Suite 1010 Reston, Virginia (Address of Principal Executive Offices)	20190 (Zip Code)

(703) 964-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

The disclosure provided in Item 1.03 below regarding the Waiver to the Support Agreement (as such term is defined below) is incorporated herein by reference.

Item 1.03                      Bankruptcy or Receivership

           On June 30, 2009, DBSD North America, Inc. (formerly ICO North America, Inc.) (“DBSD”), a 99.84% owned subsidiary of ICO Global Communications (Holdings) Limited (“ICO Global”), entered into a Waiver dated as of June 22, 2009 (“Waiver”) to the Support Agreement dated May 14, 2009 (“Support Agreement”) by and among DBSD, ICO Global, the Guarantors named therein and the Participating Holders named therein.  Pursuant to the Waiver, the Participating Holders have agreed to waive certain deadlines set forth in the Support Agreement relating to the approval of the Disclosure Statement and confirmation of the Pre-Arranged Plan (each term as defined in the Support Agreement).  Additionally, the Participating Holders agreed to extend the deadlines set forth in Support Agreement relating to the approval of the Disclosure Statement and the confirmation of the Pre-Arranged Plan.

The Waiver is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The description above is qualified in its entirety by reference to the Waiver.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                                Description

10.1	Waiver dated as of June 22, 2009 by and among DBSD North America, Inc. and the Participating Holders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED (Registrant)

Date: July 1, 2009	By:	/s/ John L. Flynn
John L. Flynn
Executive Vice President, General Counsel and Corporate Secretary